Exhibit 99.1

             Payless Shoesource March Same-Store Sales Increase 4.6%

    TOPEKA, Kan., April 8 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales increased 4.6% percent during the March reporting period, the five weeks ended April 3, 2004.
    Company sales totaled $284.6 million, a 5.0 percent increase from $270.9 million during fiscal March of last year.
    Total sales for the first two months of fiscal 2004 were $456.4 million, a
2.3 percent increase from $446.2 million during the similar period in fiscal
2003.
    Same-store sales increased 1.7 percent during the first two months of the fiscal year.

     Sales were as follows (unaudited):

                      MARCH SALES (DOLLARS IN MILLIONS)
            Fiscal       Fiscal       Percent       Same-Store Sales**
             2004*        2003        Increase/     Percent
                                     (Decrease)     Increase/(Decrease)
            $284.6       $270.9       5.0%          4.6%

                   YEAR-TO-DATE SALES (DOLLARS IN MILLIONS)
            Fiscal       Fiscal       Percent       Same-Store Sales**
             2004*        2003        Increase/     Percent
                                     (Decrease)     Increase/(Decrease)
            $456.4       $446.2       2.3%          1.7%

     * Effective with the end of 2003, the fiscal year for operations in the company's Latin American region will be based on a December 31 year-end. Therefore, beginning in February 2004, stores in the company's Latin American region (211 stores) are included in total company results on a one-month lag relative to results from other regions.

     ** Same-store sales represent sales of those stores in the United States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Beginning in 2004, same-store-sales excludes stores in the company's Latin American region.

    "We are encouraged by our sales performance in March. We achieved mid single-digit positive same-store sales with a lower level of markdowns than in recent months," said Steven J. Douglass, Chairman and Chief Executive Officer of Payless. "This level of performance, if sustained, will help the company attain its goals of 30% gross margin and improved profitability in fiscal 2004."
    "Our year-to-date performance provides further confirmation that our strategy is appropriate and is working. We are beginning to achieve Merchandise Authority across a broader range of product categories."

     Payless ShoeSource, Inc. is the largest family footwear retailer in the Western Hemisphere. The company operates a total of 5,066 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(SM), at www.payless.com .

    This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results and expectations to differ materially from the anticipated results or expectations. Please refer to the company's 2002 Annual Report, Form 10-K for the fiscal year ended February 1, 2003, and our Form 10-Q for the third quarter ended November 1, 2003 for more information on these and other risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For additional information regarding February 2004 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             04/08/2004
    /CONTACT: Timothy J. Reid of Payless ShoeSource, Inc., +1-785-295-6695/ /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com/
    (PSS)

CO:  Payless ShoeSource, Inc.
ST:  Kansas
IN:  REA
SU:  SLS